Exhibit 10.2
OPTION AGREEMENT
(Incentive Stock Option)
     This Option Agreement is made as of the       day of                          ,           , between SPS Commerce, Inc. (formerly known as St. Paul Software, Inc.), a Minnesota corporation (hereinafter called the “Company”), and                                    , an employee of the Company or one or more of its Subsidiaries (hereinafter called the “Employee”).
     WHEREAS, the Company has heretofore adopted the St. Paul Software, Inc. 1999 Equity Incentive Plan (the “Plan”); and
     WHEREAS, it is a requirement of the Plan that an Option Agreement be executed to evidence the Incentive Stock Option granted to the Employee.
     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree, as follows:
     1. Grant of Option. The Company hereby grants to the Employee the right and option (hereinafter called the “Option”) to purchase all or any part of an aggregate of            shares of the common stock, without par value, of the Company (“Shares”) (such number being subject to adjustment as set forth herein and in the Plan) on the terms and conditions set forth herein and in the Plan; provided, however, that this grant is conditioned on the Employee’s delivery to the Company, prior to, or simultaneous with, the execution of this Option Agreement, of a properly executed counterpart signature page to the Amended and Restated Voting and Co-Sale Agreement among the Company and certain of its shareholders dated as of May 13, 1999 agreeing to be bound by the terms and conditions therein.

     2. Type of Option. The Option granted under this Option Agreement is intended to be an Incentive Stock Option.
     3. Option Price. The option price of the Shares covered by the Option is $           per Share.
     4. Term of Option. The term of the Option shall be for a period of ten (10) years from the date hereof, subject to earlier termination as hereinafter provided.
     5. Exercise of Option.
     (a) Prior to its expiration or termination, and except as hereinafter provided, the Option (to the extent vested) may be exercised in whole or in part as to the portion vested and not previously exercised at any time after the date of this Agreement:
     (b) The Employee’s right to exercise the Option shall vest (i) on the twelve (12) month anniversary of the date of this Agreement (the “Initial Vesting Date”) as to one-fourth (1/4) of the Shares originally subject to the Option, and (ii) on each of the first twelve (12) quarterly anniversaries of the Initial Vesting Date as to an additional one-sixteenth (1/16) of the Shares originally subject to the Option.
     (c) In order to exercise the Option, the person or persons entitled to exercise it shall deliver to the Company written notice of the number of full Shares with respect to which the Option is to be exercised. Such notice shall be delivered to the attention of the President of the Company, or such other person as the Board, or the Committee if one has been appointed, shall designate. Unless (i) the Company, in its discretion, establishes “cashless exercise” procedures pursuant to Section 10.2 of the Plan, and (ii) the Board, or the Committee if one has been appointed, in its discretion, permits the person or persons entitled to exercise the Option to utilize such “cashless exercise” procedures, the notice shall be accompanied by payment in full for any Shares being purchased, which payment shall be in cash or, upon the approval of the Board, or the Committee if one has been appointed, by delivery of certificates of Shares that have been held for at least six (6) months, duly endorsed in blank, equal in value to the purchase price of the Shares to be purchased based on the Fair Market Value of the Shares on the date of exercise or, upon the approval of the Board, or the Committee if one has been appointed, by a combination of cash and Shares.
     (d) No Shares shall be issued until full payment therefor has been made, and the Employee shall have none of the rights of a shareholder in respect of such Shares until full payment therefor has been made.
     6. Nontransferability. The Option shall not be transferable, other than: (a) by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the holder of the Option, only by him, or in the event of death, his Successor, or in the event of disability, his personal representative, or (b) pursuant to a qualified domestic relations order, as defined in the Code or ERISA or the rules thereunder, but only to the extent such transfer is permitted under the Code or the Treasury Regulations thereunder without affecting the Option’s qualification under Section 422 of the Code as an Incentive Stock Option.
     7. Termination of Employment. In the event of the complete termination of the Employee’s employment with the Company and its Subsidiaries for any reason other than death or disability, then (a) the Option may be exercised by the Employee (to the extent that he shall have been entitled to do so at the termination of his employment) at any time within three (3) months after the date of such termination, but not beyond the original term thereof, (b) the portion of the Option that has not vested (i.e., that is not then exercisable) as of the date of the Employee’s complete termination of employment with the Company and its Subsidiaries shall automatically terminate as of the date of the Employee’s complete termination of employment with the Company and its

Subsidiaries, and (c) the vested portion of the Option shall automatically terminate upon the expiration of the three month period described above to the extent not theretofore exercised. So long as the Employee shall continue to be an employee of the Company or one or more of its Subsidiaries, the Option shall not be affected by any change of duties or position. Nothing in this Option Agreement shall confer upon the Employee any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiary to terminate his employment at any time.
     8. Death of Employee. If the Employee shall die while he shall be employed by the Company or one or more of its Subsidiaries, or within three (3) months after the complete termination of his employment with the Company and its Subsidiaries, then (a) the Option may be exercised by the Employee’s Successor (to the extent the Employee shall have been entitled to do so at the time of his death) at any time within one (1) year after the date of the Employee’s death, but not beyond the term of the Option, (b) the portion of the Option that has not vested as of the date of the Employee’s death shall automatically terminate as of the date of the Employee’s death, and (c) the vested portion of the Option shall automatically terminate upon the expiration of the one (1) year period described above to the extent not theretofore exercised.
     9. Disability of Employee. If the employment of the Employee shall terminate on account of his having become “disabled”, as defined in Section 22(e)(3) of the Code, then (a) the Option may be exercised (to the extent the Employee shall have been entitled to do so at the time of the termination of his employment by reason of his having become disabled) by the Employee or the Employee’s personal representative, as the case may be, at any time within one (1) year after the date on which the Employee’s employment terminated by reason of his having become disabled, but not beyond the original term of the Option, (b) the portion of the Option that has not vested as of the termination of the Employee’s employment by reason of his disability shall automatically terminate as of such date, and (c) the Option shall automatically terminate upon the expiration of such one (1) year period to the extent not theretofore exercised.
     10. Taxes. The Company shall have the right to require a person entitled to receive Shares pursuant to the exercise of this Option under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificate for such Shares is delivered pursuant to the Option. If the Employee disposes of Shares acquired pursuant to this Option in a transaction considered to be a disqualifying disposition under Sections 421 and 422 of the Code, the Employee shall promptly notify the Company of such disposition and the Company shall have the right to deduct any taxes required to be withheld as a result thereof from any amounts payable then or at any time thereafter to the Employee. Furthermore, the Company may elect to deduct such taxes from any other amounts then payable in cash or in shares or from any other amounts payable any time thereafter to the Employee.
     11. Adjustments Upon Changes in Capitalization. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations, liquidations, or similar events, or in the event of extraordinary cash or non-cash dividends being declared with respect to the Shares, or similar transactions or events, the number and class of Shares subject to the Option hereby granted, the option price and all of the other applicable provisions thereof shall, subject to the provisions of the Plan, be correspondingly equitably adjusted by the Board, or the Committee if one has been appointed (which adjustment may, but need not, include payment to the holder of the Option, in cash or in shares, in an amount equal to the difference between the option price and the then current Fair Market Value of the Shares subject to the Option as equitably determined by the Board or the Committee, as the case may be), as it shall decide in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise be subject to the Option.
     12. Delivery of Shares on Exercise. Delivery of certificates for Shares pursuant to the exercise of the Option may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Board, or the Committee if one has been appointed, may, in its sole discretion, require the holder of the Option to furnish the Company with appropriate representations and a written investment letter prior to the exercise of the Option or the delivery of any Shares pursuant to the Option.
     13. Incorporation of Provisions of the Plan. All of the provisions of the Plan, pursuant to which this Option is granted, are hereby incorporated by reference and made a part hereof as if specifically set forth herein, and to the extent of any conflict between this Option Agreement and the terms contained in the Plan, the Plan shall control. To the extent any capitalized terms are not otherwise defined herein, they shall have the meanings set forth in the Plan.
     14. Invalidity of Provisions. The invalidity or unenforceability of any provision of this Option Agreement as a result of a violation of any state or federal law, or of the rules or regulations of any governmental regulatory body, or any securities exchange shall not affect the validity or enforceability of the remainder of this Option Agreement.
     15. Waiver and Modification. The provisions of this Option Agreement may not be waived or modified unless such waiver or modification is in writing and signed by the parties hereto.

     16.  Interpretation. All decisions or interpretations made by the Board, or the Committee if one has been appointed, with regard to any question arising under the Plan or this Option Agreement as provided by Section 4 of the Plan, shall be binding and conclusive on the Company and the Employee.
     17. Multiple Counterparts. This Option Agreement may be signed in multiple counterparts, all of which when taken together shall constitute an original agreement. The execution by one party of any counterpart shall be sufficient execution by that party, whether or not the same counterpart has been executed by any other party.
     18. Governing Law. This Option Agreement shall be governed by the laws of the State of Minnesota.
     IN WITNESS WHEREOF, the Company has caused this Option Agreement to be duly executed by its duly authorized officer, and the Employee has hereunto set his hand, all as of the day and year first above written.

SPS COMMERCE, INC.
By:

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